UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2018

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Amended and Restated Employment Agreement with Edwin E. Laws.  Effective May 31, 2018, Carolina Trust Bank (the “Bank”), a wholly owned subsidiary of Carolina Trust BancShares, Inc. (the “Company”), entered into an Amended and Restated Employment Agreement with Edwin E. Laws, executive vice president and chief financial officer of the Company and the Bank.  The agreement, which amends and supersedes the Bank’s previous employment agreement with Mr. Laws, governs the terms and conditions of Mr. Laws’s employment as the Bank’s executive vice president and chief financial officer.

Under the agreement, Mr. Laws’s base salary is $170,000 per annum, which salary will be reviewed not less often than annually by the board of directors, and can be increased, but not decreased, during the term of the agreement.  If a change in control (as defined in the employment agreement) event should occur, Mr. Laws’s base salary will be increased not less than five percent annually during the remaining term of the agreement.  Mr. Laws is entitled to participate in the Bank’s benefit plans available to similarly situated executive employees, and he has the opportunity to earn discretionary bonuses determined by the Bank’s board.  The employment agreement has an initial two-year term and is automatically extended for an additional year upon each anniversary of the agreement’s effective date, unless the Bank notifies Mr. Laws of non-extension at least 90 days prior to the applicable anniversary date.

If the Bank elects to terminate the agreement without cause (as defined in the agreement), Mr. Laws would be entitled to receive his base salary for the remaining term of the agreement, subject to his execution of a general release of claims against the Bank and with such separation pay payable in installments in accordance with the Bank’s customary payroll procedures.  However, if the Bank were to terminate his employment without cause at the time of or within 24 months following a change in control, then, instead of the foregoing separation pay, Mr. Laws would be entitled to receive a lump-sum payment of 2.50 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.  Mr. Laws would also be entitled to receive the same lump-sum payment if at the time of or within 24 months following a change in control, Mr. Laws terminates his own employment following a “termination event” (as defined in the agreement).  A termination event generally will occur if, without his consent and following a change in control, Mr. Laws experiences a material reduction in his duties, responsibilities, or title, his annual base salary, or his benefits, or if he is transferred an unreasonable distance from his current work location.  In order to be entitled to the lump sum payment, Mr. Laws would be required to notify the Bank within 90 days of the occurrence of a termination event, and the Bank would have 30 days to cure such event.  If the Bank fails to cure such event, then Mr. Laws could terminate employment and would be entitled to the change in control payment benefit. This change in control payment benefit is also conditioned on Mr. Laws’s execution and delivery of a release of claims in a form acceptable to the Bank.

If the Bank elects to terminate the agreement with cause, Mr. Laws would be entitled to receive compensation through the effective date of such termination but not thereafter.

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Under the agreement, Mr. Laws has also agreed to certain covenants pertaining to non-competition, non-solicitation of customers and employees, and confidentiality.  Mr. Laws’s covenants pertaining to his agreement not to compete with the Bank and his agreement not to solicit certain customers and employees apply during the term of his employment and for a period of 12 months following any termination of his employment, except that the non-competition provisions will not apply following a termination if within twenty-four months following a change of control, Mr. Laws’s employment is terminated by the Bank other than for cause, or Mr. Laws terminates his employment with the Bank due to the occurrence of a termination event.

The foregoing description of the amended and restated employment agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.01 to this report and is incorporated into this item by reference.

Amended and Restated Employment Agreement with Richard M. Rager.  Effective May 31, 2018, the Bank entered into an Amended and Restated Employment Agreement with Richard M. Rager, executive vice president and chief credit officer of the Bank.  The agreement, which amends and supersedes the Bank’s previous employment agreement with Mr. Rager, governs the terms and conditions of Mr. Rager’s employment as the Bank’s executive vice president and chief credit officer.

Under the agreement, Mr. Rager’s base salary is $174,452 per annum, which salary will be reviewed not less often than annually by the board of directors, and can be increased, but not decreased, during the term of the agreement.  If a change in control (as defined in the employment agreement) event should occur, Mr. Rager’s base salary will be increased not less than five percent annually during the remaining term of the agreement.  Mr. Rager is entitled to participate in the Bank’s benefit plans available to similarly situated executive employees, and he has the opportunity to earn discretionary bonuses determined by the Bank’s board.  The employment agreement has an initial two-year term and is automatically extended for an additional year upon each anniversary of the agreement’s effective date, unless the Bank notifies Mr. Rager of non-extension at least 90 days prior to the applicable anniversary date.

If the Bank elects to terminate the agreement without cause (as defined in the agreement), Mr. Rager would be entitled to receive his base salary for the remaining term of the agreement, subject to his execution of a general release of claims against the Bank and with such separation pay payable in installments in accordance with the Bank’s customary payroll procedures.  However, if the Bank were to terminate his employment without cause at the time of or within 24 months following a change in control, then, instead of the foregoing separation pay, Mr. Rager would be entitled to receive a lump-sum payment of 2.50 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.  Mr. Rager would also be entitled to receive the same lump-sum payment if at the time of or within 24 months following a change in control, Mr. Rager terminates his own employment following a “termination event” (as defined in the agreement).  A termination event generally will occur if, without his consent and following a change in control, Mr. Rager experiences a material reduction in his duties, responsibilities, or title, his annual base salary, or his benefits, or if he is transferred an unreasonable distance from his current work location.  In order to be entitled to the lump sum payment, Mr. Rager would be required to notify the Bank within 90 days of the occurrence of a termination event, and the Bank would have 30 days to cure such event.  If the Bank fails to cure such event, then Mr. Rager could terminate employment and would be entitled to the change in control payment benefit. This change in control payment benefit is also conditioned on Mr. Rager’s execution and delivery of a release of claims in a form acceptable to the Bank.

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If the Bank elects to terminate the agreement with cause, Mr. Rager would be entitled to receive compensation through the effective date of such termination but not thereafter.

Under the agreement, Mr. Rager has also agreed to certain covenants pertaining to non-competition, non-solicitation of customers and employees, and confidentiality.  Mr. Rager’s covenants pertaining to his agreement not to compete with the Bank and his agreement not to solicit certain customers and employees apply during the term of his employment and for a period of 12 months following any termination of his employment, except that the non-competition provisions will not apply following a termination if within twenty-four months following a change of control, Mr. Rager’s employment is terminated by the Bank other than for cause, or Mr. Rager terminates his employment with the Bank due to the occurrence of a termination event.

The foregoing description of the amended and restated employment agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.02 to this report and is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	Amended and Restated Employment Agreement dated May 31, 2018, with Edwin E. Laws

10.02	Amended and Restated Employment Agreement dated May 31, 2018, with Richard M. Rager

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA TRUST BANCSHARES, INC.

Date: June 6, 2018	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer